SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 16, 1998 (April 3, 1998)

                         AUSTRIAN TRADING SERVICES, INC.
               (Exact name of Registrant as specified in charter)

     Delaware                       1-13161                       13-3106038
(State or other jurisdic-         (Commission                   (IRS Employer
 tion of incorporation)           File Number)               Identification No.)

 Landstrasse 66/3, Linz, Austria                                    A-4020
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code 011-43-732-771317

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Item 4. Change in Registrant's Certifying Accountant

      On April 3, 1998, Austrian Trading Services, Inc. ("Registrant") dismissed its former independent accountants Cogen Sklar LLP ("Cogen") and engaged St. Clair, Easton & England, P.C. to audit the Registrant's consolidated financial statements. The decision to change independent accountants was recommended and approved by the Registrant's Board of Directors.

      Cogen served as independent accountants of the Registrant's financial statements for the year ended December 31, 1996 and period October 1, 1995 (inception) to December 31, 1995. The report of Cogen on the Registrant's consolidated financial statements for the year ended December 31, 1996 and period October 1, 1995 (inception) to December 31, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, the report contained an explanatory paragraph which stated that the Registrant had incurred substantial losses and had an excess of current liabilities over current assets that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. In connection with its audits for the year ended December 31, 1996 and period October 1, 1995 (inception) to December 31, 1995, and during the fiscal year 1997 prior to Cogen's dismissal, the Registrant had no disagreements with Cogen on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cogen would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

      The Registrant has requested that Cogen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statement. A copy of such letter, dated April 16, 1998, is filed as Exhibit "16" to this Form 8-K.


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AUSTRIAN TRADING SERVICES, INC.

                                             (Registrant)

April 13, 1998                               By:s\ Kurt Reichenberger
                                                --------------------------------
                                                   Kurt Reichenberger, President


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